Exhibit 99.1

COMMUNICATIONS & POWER INDUSTRIES ACQUIRES ASC SIGNAL

Acquisition expands CPI’s advanced antenna offerings for its communications and radar customers

PALO ALTO, Calif. - September 17, 2015 - Communications & Power Industries LLC (CPI) today acquired ASC Signal Corporation, which designs and builds advanced satellite communications, radar and high-frequency antennas and controllers. ASC Signal’s high-performance antennas are used in commercial and government satellite communications, terrestrial communications, imagery and data transmission, and radar and intelligence applications.
Under the acquisition agreement, CPI acquired ASC Signal from Resilience Capital Partners.
CPI expects to realize approximately $50 million in annual sales, as well as positive contributions to its earnings, in the first year following the acquisition.
ASC Signal, which has approximately 125 employees worldwide and facilities in Plano, Texas and Whitby, Ontario, Canada, will be operated as an independent division of CPI. It will retain its current leadership and personnel, including its sales force.
ASC Signal’s product portfolio includes satcom antenna systems with UHF to V-band capabilities; radar antennas in S-band and L-band for air traffic control radar applications and in S-band and C-band for weather radar applications; and high-frequency and specialty antennas in a wide frequency range for a variety of applications. ASC Signal’s antennas are typically between 2.4 meters and 14 meters in diameter.
“The addition of ASC Signal’s products and technology broadens CPI’s existing offerings for communications and radar customers to now include one of the industry’s broadest portfolios of high-performance, large-aperture fixed and mobile antennas. ASC Signal has more than 40 years of experience serving a diverse, multinational customer base, resulting in strong, long-term customer relationships and antenna installations in more than 140 countries,” said Joe Caldarelli, chief executive officer of CPI International, Inc., the parent company of CPI.
Keith Buckley, president and chief executive officer of ASC Signal Corporation, said, “ASC Signal is delighted to join CPI. In addition to aligning complementary product portfolios and customer bases, this acquisition will provide ASC Signal with access to CPI’s well-established worldwide resources, enabling us to grow the business and better serve our existing customer base.”
Philpott Ball & Werner, LLC acted as exclusive investment banker to ASC Signal.
About Communications & Power Industries LLC
Communications & Power Industries LLC (CPI), headquartered in Palo Alto, California, is a subsidiary of CPI International Holding Corp. and CPI International, Inc. CPI develops, manufactures and globally distributes components and subsystems used in the generation, amplification, transmission and reception of microwave signals for a wide variety of systems including radar, electronic warfare and communications (satellite and point-to-point) systems for military and commercial applications, specialty products for medical diagnostic imaging and the treatment of cancer, as well as microwave and RF energy generating products for various industrial and scientific pursuits.

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Certain statements included above constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide our current expectations, beliefs or forecasts of future events. These statements are not guarantees of future performance. Forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual events or results to differ materially from the results projected, expected or implied by these forward-looking statements. These factors include, but are not limited to, competition in our end markets; our significant amount of debt; changes or reductions in the U.S. defense budget; currency fluctuations; goodwill impairment considerations; customer cancellations of sales contracts; U.S. Government contracts; export restrictions and other laws and regulations; international laws; changes in technology; the impact of unexpected costs; the impact of a general slowdown in the global economy; the impact of environmental laws and regulations; inability to obtain raw materials and components; and the impact of unexpected results of, or issues in connection with, dispositions and acquisitions. These and other risks are described in more detail in our periodic filings with the Securities and Exchange Commission. All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We undertake no duty or obligation to (i) publicly revise any forward-looking statement to reflect circumstances or events occurring after the date hereof, (ii) to reflect the occurrence of unanticipated events or changes in our expectations or (iii) to publicly correct or update any forward-looking statement if CPI becomes aware that such statement is not likely to be achieved.

Contacts:
Amanda Mogin, Communications & Power Industries, investor relations, 650.846.3998, amanda.mogin@cpii.com